Exhibit 5.1

MAYER, BROWN, ROWE & MAW LLP

190 South La Salle Street
Chicago, Illinois 60603-3441

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October 29, 2003

Volkswagen Public Auto Loan Securitization, LLC
3800 Hamlin Road
Auburn Hills, Michigan 48326

Re:	Volkswagen Auto Loan Enhanced Trust 2003-2
Registration Statement on Form S-3

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (Registration No. 333-103709) of Volkswagen Public Auto Loan Securitization, LLC (“VPALS”), together with the exhibits thereto (as amended, the “Registration Statement”), registering notes representing debt of the Volkswagen Auto Loan Enhanced Trust 2003-2 (the “Trust”), and the related Prospectus, dated June 14, 2003, and Prospectus Supplement, dated October 22, 2003 (together, the “Prospectus”), filed by VPALS with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance of $269,000,000 Class A-1 1.14563% Auto Loan Asset Backed Notes, $345,000,000 Class A-2 1.55% Auto Loan Asset Backed Notes, $368,000,000 Class A-3 2.27% Auto Loan Asset Backed Notes, $379,315,000 Class A-4 2.94% Auto Loan Asset Backed Notes (the “Class A Notes”) and $29,033,164.85 Class B 0.00% Auto Loan Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”). The Notes will be issued pursuant to the Indenture, dated as October 29, 2003 (the “Indenture”), copies of the form of which are included as Exhibits 4.1 to the Registration Statement and the specific terms of which are summarized in the Prospectus, by and between the Trust and JPMorgan Chase Bank, as indenture trustee (the “Indenture Trustee”). We are familiar with the proceedings taken by VPALS as transferor in connection with the authorization of the issuance and sale of the Notes, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

     We are opining herein as to the effect on the subject transactions of only United States federal law and the laws of the State of New York, and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

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MAYER, BROWN, ROWE & MAW LLP

October 29, 2003

     Based on the foregoing, we are of the opinion, as of the date hereof, that the Notes, upon issuance and sale thereof in the manner described in the Prospectus and as provided in the Indenture, will be validly issued, fully paid and nonassessable, and enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, and (ii) general principles of equity (whether enforcement is considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

     In rendering our opinion, we have assumed that, upon or prior to the issuance and sale of the Notes, (i) the Indenture will be duly authorized, executed and delivered by the parties thereto, (ii) all documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons, and (iii) the purchase price for the Notes will be paid to VPALS by the various underwriters named in the Prospectus.

     We hereby consent to the filing of this opinion as part of VPALS’ Current Report on Form 8-K, dated October 29, 2003.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP

Mayer, Brown, Rowe & Maw LLP

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